STAR EQUITY FUND, LP 53 Forest Avenue, 1st Floor Old Greenwich, Connecticut 06870 June 4, 2025 Hannah Bible 12 Brook Ridge West Simsbury, Connecticut 06092 Re: Gyrodyne, LLC Dear Ms. Bible: Thank you for agreeing to serve as a nominee for election to the Board of Directors of Gyrodyne, LLC, a New York limited liability company (the “Company”), in connection with the proxy solicitation that Star Equity Fund LP (“Star Equity”) and certain of its affiliates (collectively, the “Indemnifying Parties”), are considering undertaking to nominate and elect directors at the Company’s 2025 annual meeting of shareholders, or any other meeting of shareholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof (the “Solicitation”). Your outstanding qualifications, we believe, will prove a valuable asset to the Company and all of its shareholders. This letter will set forth the terms of our agreement. The Indemnifying Parties agree to indemnify and hold you harmless against any and all claims of any nature arising from the Solicitation and any related transactions, irrespective of the outcome; provided, however, that you will not be entitled to indemnification for claims arising from your gross negligence, willful misconduct, intentional and material violations of law, criminal actions, provision to the Indemnifying Parties or any of their affiliates of false or misleading information (including false or misleading information on any questionnaire you are requested to complete by the Indemnifying Parties or any of their affiliates), or material breach of the terms of this letter agreement; provided, further, that except for acts in connection with the Solicitation and any related transactions which occurred prior to your being elected a director of the Company, the indemnification and other obligations hereunder shall terminate upon your becoming a director of the Company. This indemnification will include any and all losses, liabilities, damages, demands, claims, suits, actions, judgments, or causes of action, assessments, costs and expenses, including, without limitation, interest, penalties, reasonable attorneys’ fees, and any and all reasonable costs and expenses incurred in investigating, preparing for or defending against any litigation, commenced or threatened, any civil, criminal, administrative or arbitration action, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation asserted against, resulting, imposed upon, or incurred or suffered by you, directly or indirectly, as a result of or arising from the Solicitation and any related transactions (each, a “Loss”). In the event of a claim against you pursuant to the prior paragraph or the occurrence of a Loss, you shall give the Indemnifying Parties prompt written notice of such claim or Loss (provided that failure to promptly notify the Indemnifying Parties shall not relieve the Indemnifying Parties from any liability which they may have on account of this letter agreement, except to the extent the Indemnifying Parties shall have been materially prejudiced by such failure). Upon receipt of such written notice, the Indemnifying Parties will provide you with counsel to represent you. Such counsel shall be reasonably acceptable to you. In addition, you will be reimbursed promptly for all Losses suffered by you and as incurred as provided herein. The Indemnifying Parties may not enter into any settlement of any Loss or claim without your consent unless such settlement includes a release of you from any and all liability in respect of such Loss or claim and does not require you to admit to any violation of any law, order or regulation. Notwithstanding anything to the contrary set forth in this letter agreement, the Indemnifying Parties shall not be responsible for any fees, costs or expenses incurred by you without the Indemnifying Parties’ prior written approval, including any fees, costs or expenses of separate legal counsel retained by you. In addition, you agree not to enter into any settlement of any Loss or claim without the written consent of the Indemnifying Parties, which consent will not be unreasonably withheld. You hereby agree to keep confidential and not disclose to any party, without the consent of the Indemnifying Parties, any confidential, proprietary or non-public information (collectively, “Information”) of the Indemnifying Parties or their affiliates with respect to the Solicitation which you have heretofore obtained or may obtain in connection with your service as a nominee hereunder. Notwithstanding the foregoing, Information shall not include any information that is publicly disclosed by the Indemnifying Parties or their affiliates with respect to the Solicitation or any information that you can demonstrate is now, or hereafter becomes, through no act or failure to act on your part, otherwise generally known to the public. Without the prior written consent of the Indemnifying Parties, you further agree to not (i) incur any expenses on behalf of the Indemnifying Parties related to the Solicitation or (ii) speak on behalf of the Indemnifying Parties related to the Solicitation. Notwithstanding the foregoing, if you are required by applicable law, rule, regulation or legal process to disclose any Information you may do so provided that you first promptly notify the Indemnifying Parties so that the Indemnifying Parties may seek a protective order or other appropriate remedy or, in the Indemnifying Parties’ sole discretion, waive compliance with the terms of this letter agreement. In the event that no such protective order or other remedy is obtained or the Indemnifying Parties do not waive compliance with the terms of this letter agreement, you may consult with counsel at the cost of the Indemnifying Parties and you may furnish only that portion of the Information which you are advised by counsel is legally required to be so disclosed and you will request that the party(ies) receiving such Information maintain it as confidential. All Information, all copies thereof, and any studies, notes, records, analysis, compilations or other documents prepared by you containing such Information, shall be and remain the property of the Indemnifying Parties and, upon request of a representative of the Indemnifying Parties, all such information shall be returned or, at the Indemnifying Parties’ option, destroyed by you, with such destruction confirmed by you to the Indemnifying Parties in writing. This letter agreement shall be governed by the laws of the State of New York, without regard to the principles of the conflicts of laws thereof. This letter agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which, taken together, shall constitute one and the same instrument. STAR EQUITY FUND, LP By: /s/ Jeffrey E. Eberwein Name: Jeffrey E. Eberwein Title: Portfolio Manager ACCEPTED AND AGREED: /s/ Hannah Bible Hannah Bible

STAR EQUITY FUND, LP 53 Forest Avenue, 1st Floor Old Greenwich, Connecticut 06870 June 4, 2025 Matthew Sullivan 40 Rustlewood Rd. Milton, Massachusetts 02186 Re: Gyrodyne, LLC Dear Mr. Sullivan: Thank you for agreeing to serve as a nominee for election to the Board of Directors of Gyrodyne, LLC, a New York limited liability company (the “Company”), in connection with the proxy solicitation that Star Equity Fund LP (“Star Equity”) and certain of its affiliates (collectively, the “Indemnifying Parties”), are considering undertaking to nominate and elect directors at the Company’s 2025 annual meeting of shareholders, or any other meeting of shareholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof (the “Solicitation”). Your outstanding qualifications, we believe, will prove a valuable asset to the Company and all of its shareholders. This letter will set forth the terms of our agreement. The Indemnifying Parties agree to indemnify and hold you harmless against any and all claims of any nature arising from the Solicitation and any related transactions, irrespective of the outcome; provided, however, that you will not be entitled to indemnification for claims arising from your gross negligence, willful misconduct, intentional and material violations of law, criminal actions, provision to the Indemnifying Parties or any of their affiliates of false or misleading information (including false or misleading information on any questionnaire you are requested to complete by the Indemnifying Parties or any of their affiliates), or material breach of the terms of this letter agreement; provided, further, that except for acts in connection with the Solicitation and any related transactions which occurred prior to your being elected a director of the Company, the indemnification and other obligations hereunder shall terminate upon your becoming a director of the Company. This indemnification will include any and all losses, liabilities, damages, demands, claims, suits, actions, judgments, or causes of action, assessments, costs and expenses, including, without limitation, interest, penalties, reasonable attorneys’ fees, and any and all reasonable costs and expenses incurred in investigating, preparing for or defending against any litigation, commenced or threatened, any civil, criminal, administrative or arbitration action, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation asserted against, resulting, imposed upon, or incurred or suffered by you, directly or indirectly, as a result of or arising from the Solicitation and any related transactions (each, a “Loss”). In the event of a claim against you pursuant to the prior paragraph or the occurrence of a Loss, you shall give the Indemnifying Parties prompt written notice of such claim or Loss (provided that failure to promptly notify the Indemnifying Parties shall not relieve the Indemnifying Parties from any liability which they may have on account of this letter agreement, except to the extent the Indemnifying Parties shall have been materially prejudiced by such failure). Upon receipt of such written notice, the Indemnifying Parties will provide you with counsel to represent you. Such counsel shall be reasonably acceptable to you. In addition, you will be reimbursed promptly for all Losses suffered by you and as incurred as provided herein. The Indemnifying Parties may not enter into any settlement of any Loss or claim without your consent unless such settlement includes a release of you from any and all liability in respect of such Loss or claim and does not require you to admit to any violation of any law, order or regulation. Notwithstanding anything to the contrary set forth in this letter agreement, the Indemnifying Parties shall not be responsible for any fees, costs or expenses incurred by you without the Indemnifying Parties’ prior written approval, including any fees, costs or expenses of separate legal counsel retained by you. In addition, you agree not to enter into any settlement of any Loss or claim without the written consent of the Indemnifying Parties, which consent will not be unreasonably withheld. You hereby agree to keep confidential and not disclose to any party, without the consent of the Indemnifying Parties, any confidential, proprietary or non-public information (collectively, “Information”) of the Indemnifying Parties or their affiliates with respect to the Solicitation which you have heretofore obtained or may obtain in connection with your service as a nominee hereunder. Notwithstanding the foregoing, Information shall not include any information that is publicly disclosed by the Indemnifying Parties or their affiliates with respect to the Solicitation or any information that you can demonstrate is now, or hereafter becomes, through no act or failure to act on your part, otherwise generally known to the public. Without the prior written consent of the Indemnifying Parties, you further agree to not (i) incur any expenses on behalf of the Indemnifying Parties related to the Solicitation or (ii) speak on behalf of the Indemnifying Parties related to the Solicitation. Notwithstanding the foregoing, if you are required by applicable law, rule, regulation or legal process to disclose any Information you may do so provided that you first promptly notify the Indemnifying Parties so that the Indemnifying Parties may seek a protective order or other appropriate remedy or, in the Indemnifying Parties’ sole discretion, waive compliance with the terms of this letter agreement. In the event that no such protective order or other remedy is obtained or the Indemnifying Parties do not waive compliance with the terms of this letter agreement, you may consult with counsel at the cost of the Indemnifying Parties and you may furnish only that portion of the Information which you are advised by counsel is legally required to be so disclosed and you will request that the party(ies) receiving such Information maintain it as confidential. All Information, all copies thereof, and any studies, notes, records, analysis, compilations or other documents prepared by you containing such Information, shall be and remain the property of the Indemnifying Parties and, upon request of a representative of the Indemnifying Parties, all such information shall be returned or, at the Indemnifying Parties’ option, destroyed by you, with such destruction confirmed by you to the Indemnifying Parties in writing. This letter agreement shall be governed by the laws of the State of New York, without regard to the principles of the conflicts of laws thereof. This letter agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which, taken together, shall constitute one and the same instrument. STAR EQUITY FUND, LP By: /s/ Jeffrey E. Eberwein Name: Jeffrey E. Eberwein Title: Portfolio Manager ACCEPTED AND AGREED: /s/ Matthew Sullivan Matthew Sullivan